Assignment of PURCHASE OPTION AGREEMENT

THIS ASSIGNMENT OF PURCHASE OPTION AGREEMENT is dated for reference January 26, 2004 and made,

BETWEEN:

Ken swaisland, a person having an address at 2949 Palmerston Ave., West Vancouver, B.C V7V 2X2

(the "Assignor")

AND:

CARDINAL MINERALS INC. a Nevada corporation having its office at Suite B- 2950 Flamingo Rd., Las Vegas, NV 89121Borrower1

(the "Assignee")

WITNESSES THAT WHEREAS:

  A. The Assignor has an option to purchase all the assets of Hunter Gold Mining Inc. and Hunter Gold Mining Corporation including the Bates Hunter Mine and the Golden Gilpin Mill (collectively the "Bates-Hunter" mine and mill facilities), dewatering plant, mining properties, claims, permits, and all ancillary equipment free and clear of any and all financial liens or encumberances with the exception of a one percent net smelter return royalty payable to Goldrush Casino and Mining Corporation from George Otten and Jim Blair (the "Principle Vendors") and the other shareholders of the company (the "Other Vendors"), as the optionors; and

  B. Assignee desires to purchase all of Assignor's right title and interest in and to the Purchase Option Agreement attached as Schedule A.

THEREFORE in consideration of the sum of U.S.$1.00 and other good and valuable consideration now paid by the Assignee to the Assignor (the receipt and sufficiency of which is hereby acknowledged by the Assignor) the Assignor warrants and represents to and covenants with the Assignee as follows:

ARTICLE 1

INTERPRETATION

1.1 Definitions

In this Assignment:

(a) "Assigned Property" means:

(i) all of the Assignor's estate, right, title and interest as optionee in and to the Mines, the Companies and the Purchase Option Agreement, or portion(s) thereof demised thereunder;

(ii) all moneys, claims, benefits, rights, demands, judgments, securities and the like whatsoever including any extensions or renewals thereof (collectively, the "Rights") which the Assignor may now or at any time hereafter have or be entitled to under or by virtue of or in respect of, or incidental to, the Purchase Option Agreement, including:

(A) any and all monies paid or payable to the Assignor under the Purchase Option Agreement; and

(B) any and all benefits and advantages due or accruing due or at any time after the date hereof to become due to the Assignor under the Purchase Option Agreement or under the Rights relating thereto; and

(C) the benefit of all covenants, guarantees, representations, warranties and indemnities which have been or in the future are granted to, received or negotiated by the Assignor, or any agent of the Assignor, in respect of the Purchase Option Agreement and/or the Rights relating thereto;

(iii) all letters, papers and other documents in any way evidencing or relating to or which may, or at any time hereafter may, be received by the Assignor as security for or on account of the Purchase Option Agreement, the Rights relating thereto, or any of them;

(iv) the Engineering Report on the Bates-Hunter mine and mill facilities as prepared by Glenn Gorman;

(b) "Assignee" means the party so described above and its successors and assigns, whether immediate or derivative;

(c) "Assignment" or "this Assignment" means this Assignment including all recitals and schedules hereto and includes all amendments thereto and modifications, restatements or replacements thereof, from time to time;

(d) "Assignor" means the party so described above and its successors and assigns, whether immediate or derivative;

(e) "Mine" means the Bates Hunter Mine and Golden Gilpin Mine (collectively the "Bates-Hunter" mine and mill facilities), dewatering plant, mining properties, claims, permits, and all ancillary equipment free and clear of any and all financial liens or encumberances with the exception of a one percent net smelter return royalty payable to Goldrush Casino and Mining Corporation, as described in the Purchase Option Agreement and any Schedules thereto;

(f) "Purchase Option Agreement" means the "Purchase of Hunter Gold Mining Corporation (the "Target") from George Otten and Jim Blair (the "Principle Vendors") and the other shareholders of the company (the "Other Vendors") by Ken Swaisland (the "Purchaser")";

(g) "Persons" or "Person" means and includes any individual, sole proprietorship, corporation, partnership, bank, joint venture, trust, unincorporated association, association, institution, entity, party or government (whether national, federal, provincial, state, municipal, city, county or otherwise and including any instrumentality, division, agency, body or department thereof);

(h) "Option Price" means the sum of $3,000,000 in United States Currency to the Principle Vendors to purchase all the shares of Hunter Gold Mining Corporation and Hunter Gold Mining Inc. on or before July 31, 2004;

(i) "Net Smelter Royalty" ("NSR") means the retained royalty payable to the Assignor and the Principle Vendors pursuant to Article 4;

All headings and titles in this Assignment are for reference only and are not to be used in the interpretation of the terms hereof.

1.2 Amendment

Any amendment of this Assignment will not be binding unless in writing and signed by the Assignee and the Assignor.

1.3 Included Words

Wherever the singular or the masculine are used herein, the same will be deemed to include the plural or the feminine or the body politic or corporate where the context or the parties so require.

1.4 Governing Law

This Assignment will be construed and enforced under and in accordance with the laws of the State of Nevada.

1.5 Jurisdiction

The Assignor hereby irrevocably agrees that any legal action or proceeding against it with respect to this Agreement may be brought in the courts of the State of Nevada or in such other court as the Assignee may elect and, by execution and delivery of this Agreement the Assignor hereby irrevocably submits to each such jurisdiction and agrees to be bound by any suits, actions or proceedings commenced in such courts and by any order or judgment resulting form any such suit, action or proceeding.

1.6 Severability

Any provision of this Assignment which is prohibited by law or otherwise ineffective will be ineffective only to the extent of such prohibition or ineffectiveness and will be severable without invalidating or otherwise affecting the remaining provisions of this Assignment.

1.7 Joint and Several Liability

If the Assignor is comprised of more than one Person, the representations, warranties, agreements, indemnity, and other obligations and liabilities of the Assignor contained in this Assignment are deemed to have been made or incurred by all of those Persons jointly and each of those Persons severally.

1.8 Capacity

If the Assigned Property or any portion thereof is held by the Assignor as a partner of a firm, as a trustee, as an agent, or in any other similar capacity, whether fiduciary or otherwise, each and every:

(a) warranty, representation, covenant, agreement, term, condition, proviso and stipulation; and

(b) assignment and other charge constituted hereby,

made by or imposed upon the Assignor hereunder will be and be deemed to be jointly and severally made by or imposed upon the Assignor and the partnership, the beneficiary (or beneficiaries) of the trust, the principal(s) of the agent, or other entity (or entities), as the case may be, and each assignment and other charge contained in this Assignment will be deemed to be an assignment or charge against the interest and title of the partnership, the beneficiary (or beneficiaries), the principal(s), or such entity (or entities), as the case may be, in and to the Assigned Property, as well as being an assignment of or charge against the interest and title of the Assignor in and to the Assigned Property.

1.9 Binding Effect

This Assignment will be binding on the Assignor and the respective heirs, executors, personal representatives, successors and assigns of each Person comprising the Assignor and will enure to the benefit of the Assignee and its successors and assigns.

ARTICLE 2

GRANT OF Assignment

2.1 Grant of Assignment

The Assignor hereby assigns, transfers and sets over the Assigned Property to the Assignee to have, hold and enjoy the same, with all and every benefit and advantage that may or can now or hereafter be derived therefrom and with full power and right to take all lawful measures and pursue all lawful remedies which the Assignor might have taken (and whether in the name of the Assignor or otherwise) for the full enforcement thereof and the enjoyment of all entitlements thereunder.

ARTICLE 3
Payment of Option price and Option closing price

3.1 Payment of Closing Option Price

Immediately upon the execution of the closing of the formal agreement to acquire the Assigned Property, the Assignee shall cause its transfer agent to issue to the Assignor TWO MILLION (2,000,000) SHARE PURCHASE WARRANTS exercisable into common shares at a value equal to the TEN (10) day trading average of the common shares of Assignee immediately prior to the closing of the formal agreement.

3.2 Payment of Option Price

Upon execution of this Assignment of Purchase Option Agreement the Assignee hereby agrees to pay the sum of THIRTY THOUSAND ($30,000.00) DOLLARS. The Assignor agrees to accrue this debt until such time as payment may be made by way of cash, or exchange for shares, or other such means, as may be mutually acceptable.

3.3 Closing Option Shares Not Registered

Assignor acknowledges that the Closing Option Shares (collectively, hereinafter the "Securities") have not been and will not be registered pursuant to the securities laws of any jurisdiction and are being transferred pursuant to exemptions from registration contained in the United States Securities Act of 1933, as amended (the "1933 Act"), and the Securities may only be sold in a jurisdiction in accordance with the restrictions on resale prescribed under the laws of the jurisdiction in which such shares are sold, all of which may vary depending on the jurisdiction.

Legend. It is understood and agreed that the certificates evidencing the Securities will bear the following legend:

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 ACT (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

Assignor acknowledges that the Securities acquired pursuant to the terms of this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws.

Assignor agrees that it will sign such reasonable documents as may be required by Assignee or its counsel in order to evidence that the transactions contemplated in this Agreement qualify for an exemption from the registration requirements of the 1933 Act.

ARTICLE 4
NET SMELTER RETURNS ROYALTY PRESENTATIONS AND WARRANTIES

4 Net Smelter Returns Royalty.

The Assignee hereby acknowledges that the Assignor has retained, out of the interest in the Assigned Property transferred by the Assignor to the Assignee hereunder, and acknowledges itself bound by and hereby covenants to pay to the Assignor, a two percent (2%) Net Smelter Returns Royalty. It is hereby acknowledged and agreed by the parties that their mutual intent is that the Net Smelter Return Royalty is not be contractual only, but is to be an interest in land and a burden on, and to bind and run with, the Assigned Properties and the lands subject thereto, and the Assignee covenants and agrees with the Assignor that the Assignee will, at the request of the Assignor, enter into a separate agreement with respect to the Net Smelter Return Royalty which agreement will be recorded against such mining lease(s) as an interest in land.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

5 Representations and Warranties

The Assignor represents and warrants to the Assignee with respect to the Assigned Property as follows:

i. Authority to Assign: the Assignor has a good right, full power and absolute authority to assign, transfer, set over the Assigned Property to the Assignee in the manner contemplated by this Assignment;

ii. No Other Assignments: none of the Assigned Property has been previously assigned to or pledged or encumbered in favour of any other Person;

iii. Purchase Option Agreement Valid and Subsisting: the Purchase Option Agreement is a valid and subsisting Purchase Option Agreement and is in full force and effect;

iv. Purchase Option Agreements Complete: the Purchase Option Agreement represents the entire agreement between the parties thereto with respect to the subject matter thereof;

v. No Breaches: the Assignor has not committed any act or omitted to perform any obligation, nor has the Assignor permitted any act or omission to occur, which would be a breach or a default of the Assignor's obligations pursuant to the Purchase Option Agreement or which would vitiate the continued obligations or liabilities of any other party to the Purchase Option Agreement;

vi. No Defaults: the Assignor is not aware of any default under the Purchase Option Agreement by the Assignor or by any other party thereto;

vii. No Disputes: there are no disputes of which the Assignor is aware between the Assignor and any other party to the Purchase Option Agreement concerning the Purchase Option Agreement;

viii. Obligations Performed: the Assignor has fulfilled and performed all of its obligations and liabilities under the Purchase Option Agreement to be performed by it through the date of this Assignment and has maintained all of its Rights thereunder; and

ix. No Consents Required: no consents are required from any other Person to the assignment of or creation of a security interest in the Assigned Property as contemplated hereby, in order to effect this assignment or create such security interest.

6 MISCELLANEOUS

a. Notice

Any notice, demand or other document to be given, or any delivery to be made hereunder shall be effective if in writing and delivered in person and left with, or if telecopied and confirmed by prepaid registered letter addressed to the attention of:

i. in the case of the Assignee, addressed as follows:

Cardinal Minerals Inc.
Suite B - 2950 East Flamingo Rd.

Las Vegas, NV 89121
Attention: President

Fax Number: c/o 702-794-0744

ii. in the case of the Assignor, addressed as follows:

Kenneth F. Swaisland
2949 Palmerston Ave
West Vancouver, B.C. V7V 2X2

Fax Number: 604-925-3592

Any notice, demand or other document or delivery so given or made shall be deemed to have been given or made and received at the time of delivery in person or on the business day next following the date of telecopying of the same. Any party hereto may from time to time by notice in writing change his or its address (or in the case of a corporate party, the designated recipient) for the purposes of this section.

b. Execution in Counterparts

If the Assignor is comprised of more than one party, this Assignment may be executed by such parties in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

c. Time of the Essence

Time is of the essence of this Assignment.

IN WITNESS WHEREOF the Assignor has duly executed this Assignment on this ____ day of January, 2004.

KENNETH F. SWAISLAND

per: ___{signed - Kenneth F. Swaisland}___
Authorized Signatory

CARDINAL MINERALS INC.

per: ___{signed - Roland Vetter__________
Authorized Signatory